Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORSS

We consent to the use in Amendment No. 1 to Registration Statement No. 333-53958 on Form S-6 of our report dated February 21, 2001, relating to the statement of condition of Equity Investor Fund, Select Series, Principled Values Portfolio 2001 Series A, Defined Asset Funds and to the reference to us under the heading "How The Fund Works—Auditors" in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
 New York, NY
February 21, 2001